Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related Prospectus of Bluejay Diagnostics, Inc. of our report dated March 28, 2024, relating to the consolidated financial statements of Bluejay Diagnostics, Inc., appearing in the Annual Report on Form 10-K of Bluejay Diagnostics, Inc. for the year ended December 31, 2023.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

June 17, 2024